Exhibit 99.2

Exhibit-99.2 INFORMATION IN THE COMPANY’S PRESENTATION

Below is the Company’s estimate of the size of the markets in which it participates and the Company’s estimated share of such markets, all for calendar year 2011 (in billions except percentage data):

	Reserve Power Product Line	Motive Power Product Line	Total
Total Market	$4.9	$3.0	$7.9
EnerSys Share of Relevant Market	18%	36%	25%

Geographic Split of Relevant Market
Americas	28%	37%	31%
Europe (includes Europe, Middle East & Africa)	27%	48%	35%
Asia	45%	15%	34%

Split of Relevant Market by End-markets
Telecom	46%	—	28%
Uninterruptible Power Systems (UPS)	30%	—	18%
Reserve Other	24%	—	15%
Forklift Trucks	—	89%	35%
Motive Other	—	11%	4%

Regional Markets and Shares
Americas	$—	$—	$2.4
EnerSys share of relevant market	—	—	36%

Europe (includes Europe, Middle East & Africa)	$—	$—	$2.8
EnerSys share of relevant market	—	—	32%

Asia	$—	$—	$2.7
EnerSys share of relevant market	—	—	7%

Below is the Company’s fiscal year 2012 sales and the percent of sales split by product line, geographic region and end market (in billions except percentage data):

	Reserve Power Product Line	Motive Power Product Line	Total
Net Sales	$1.1	$1.2	$2.3
Geographic split:
Americas	—	—	47%
Europe (includes Europe, Middle East & Africa)	—	—	44%
Asia	—	—	9%

Split by End-markets:

Telecom	39%	—	19%
Uninterruptible Power Systems (UPS)	19%	—	9%
Reserve Other	42%	—	20%

Total Reserve Power			48%

Forklift Trucks	—	86%	45%
Motive Other	—	14%	7%

Total Motive Power			52%